UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2015

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THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 8, 2015, The Container Store, Inc. (the “Borrower”), a wholly-owned subsidiary of The Container Store Group, Inc. (the “Company”), entered into an amendment (“Amendment No. 2”) with JPMorgan Chase Bank, N.A., as a lender, administrative agent and collateral agent, Wells Fargo Bank, National Association, as a lender, and the guarantors party thereto, to the revolving credit agreement dated as of April 6, 2012 (as amended to date, the “Revolving Credit Facility”).  Pursuant to the terms of Amendment No. 2, among other items, (i) the maturity date of the loan was extended from April 6, 2017 to the earlier of (x) October 8, 2020 and (y) January 6, 2019, if any of the Borrower’s obligations under its term loan credit facility remain outstanding on such date and have not been refinanced with debt that has a final maturity date that is no earlier than April 6, 2019 or subordinated debt, (ii) the aggregate principal amount of the facility was increased from $75 million to $100 million, (iii) the interest rate decreased from a range of LIBOR + 1.25% to 1.75% to LIBOR + 1.25% and (iv) the uncommitted incremental revolving facility was increased from $25 million to $50 million, which is subject to receipt of lender commitments and satisfaction of specified conditions.

As provided in Amendment No. 2, the Revolving Credit Facility will continue to be used for working capital and other general corporate purposes.  Amendment No. 2 allows for swing line advances of up to $15 million and the issuance of letters of credit of up to $40 million, increased from the previous swing line limits of $7.5 million and letter of credit limits of $25 million.  The availability of credit at any given time under the Revolving Credit Facility is limited by reference to a borrowing base formula based upon numerous factors, including the value of eligible inventory, eligible accounts receivable, and reserves established by the administrative agent.  As a result of the borrowing base formula, the actual borrowing availability under the Revolving Credit Facility could be less than the stated amount of the Revolving Credit Facility (as reduced by the actual borrowings and outstanding letters of credit under the Revolving Credit Facility).

The Borrower’s obligations under the Revolving Credit Facility are secured by (i) a first-priority security interest in substantially all of the Borrower’s personal property, consisting of inventory, accounts receivable, cash, deposit accounts, and other general intangibles, and (ii) a second-priority security interest in the collateral that secures the Borrower’s term loan facility on a first-priority basis (excluding stock in foreign subsidiaries in excess of 65%, assets of non-guarantor subsidiaries and subject to certain other exceptions).  Obligations under the Revolving Credit Facility are guaranteed by the Company and the Company’s U.S. subsidiaries.

The Revolving Credit Facility contains a number of covenants that, among other things, restrict the Company and each guarantor’s ability, subject to specified exceptions, to: incur additional debt; incur additional liens and contingent liabilities; sell or dispose of certain assets; merge with or acquire other companies; liquidate or dissolve the Borrower; engage in businesses that are not in a related line of business; make loans, advances or guarantees; engage in certain transactions with affiliates; and make certain investments.  In addition, the Revolving Credit Facility contains certain cross-default provisions.  The Company is required to maintain a consolidated fixed-charge coverage ratio of 1.0 to 1.0 if excess availability is less than $10 million at any time.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment No. 2 to Credit Agreement, dated as of October 8, 2015, by and among The Container Store, Inc., as borrower, JPMorgan Chase Bank, N.A., as lender, administrative agent and collateral agent, Wells Fargo Bank, National Association, as lender, and the guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: October 9, 2015	By:	/s/ Jodi Taylor

Jodi Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 2 to Credit Agreement, dated as of October 8, 2015, by and among The Container Store, Inc., as borrower, JPMorgan Chase Bank, N.A., as lender, administrative agent and collateral agent, Wells Fargo Bank, National Association, as lender, and the guarantors party thereto.